Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO Loan and Servicing Agreement (this “Amendment”), dated as of September 6, 2019 (the “Amendment Date”), among Golub Capital BDC Funding II LLC, as borrower (the “Borrower”), Golub Capital BDC, Inc., as servicer (in such capacity, the “Servicer”) and as the originator (in such capacity, the “Originator”), Morgan Stanley Senior Funding, Inc., as administrative agent (the “Administrative Agent”), and Morgan Stanley Bank, N.A., as lender (the “Lender”).

WHEREAS, the Borrower, the Servicer, the Originator, the Administrative Agent and the Lender, are party to that certain Loan and Servicing Agreement, dated as of February 1, 2019 (as the same may be amended, modified or supplemented prior to the Amendment Date in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among the Borrower, the Servicer, the Originator, the Administrative Agent, each of the Lenders from time to time party thereto, each of the Securitization Subsidiaries from time to time party thereto and Wells Fargo Bank, National Association, as the collateral agent, the account bank and the collateral custodian, providing, among other things, for the making and the administration of the Advances by the Lenders to the Borrower; and

WHEREAS, the Borrower, the Lender, the Administrative Agent and the Servicer desire to amend certain provisions of the Loan and Servicing Agreement, in accordance with Section 12.01 thereof and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1.          Terms used but not defined herein have the respective meanings given to such terms in the Loan and Servicing Agreement.

ARTICLE II

Amendments to Loan and Servicing Agreement

SECTION 2.1.          As of the Amendment Date, the Loan and Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Servicing Agreement attached as Appendix A hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1.          The Borrower and the Servicer hereby represent and warrant to the Administrative Agent and the Lenders that, as of the Amendment Date, (i) no Unmatured Event of Default, Event of Default or Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower and the Servicer contained in the Loan and Servicing Agreement are true and correct in all material respects on and as of such day.

ARTICLE IV

Conditions Precedent

SECTION 4.1.          This Amendment shall become effective upon satisfaction of each of the following conditions:

(a)          its execution and delivery by each party hereto;

(b)         the Administrative Agent’s receipt of a legal opinion of counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent covering such matters as the Administrative Agent may reasonably request;

(c)          the Administrative Agent’s receipt of a good standing certificate for the Borrower issued by the applicable office body of its jurisdiction of organization and a certified copy of the resolutions of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer; and

(d)          the payment by the Borrower in immediately available funds (which may be from the proceeds of an Advance made on the Amendment Date) of an Upfront Fee (as defined in the Lender Fee Letter) and any other fees (including reasonable and documented fees, disbursements and other charges of outside counsel to the Administrative Agent) to be received on the Amendment Date.

ARTICLE V

Miscellaneous

SECTION 5.1.           Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

2

SECTION 5.2.          Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3.          Ratification. Except as expressly amended hereby, the Loan and Servicing Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan and Servicing Agreement for all purposes.

SECTION 5.4.          Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5.          Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.

BORROWER:

GOLUB CAPITAL BDC FUNDING II LLC

By:	Golub Capital BDC, Inc.
its Designated Manager

By:	/s/ Ross A. Teune
Name: Ross A. Teune
Title: Chief Financial Officer

[Signature Page to Second Amendment to Loan and Servicing Agreement]

SERVICER:

GOLUB CAPITAL BDC, INC.

By:	/s/ Ross A. Teune
Name: Ross A. Teune
Title: Chief Financial Officer

[Signature Page to Second Amendment to Loan and Servicing Agreement]

ORIGINATOR:

GOLUB CAPITAL BDC, INC.

By:	/s/ Ross A. Teune
Name: Ross A. Teune
Title: Chief Financial Officer

[Signature Page to Second Amendment to Loan and Servicing Agreement]

ADMINISTRATIVE AGENT:

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Matthieu Milgrom
Name: Matthieu Milgrom
Title: Authorized Signatory

LENDER:

MORGAN STANLEY BANK, N.A.

By:	/s/ Litta Dobreva
Name: Litta Dobreva
Title: Authorized Signatory

[Signature Page to Second Amendment to Loan and Servicing Agreement]

Appendix A

(See Attached)

(Conformed through Amendment No. ~~1~~2)

Up to U.S. $~~200,000,000~~300,000,000

LOAN AND SERVICING AGREEMENT

Dated as of February 1, 2019

among

GOLUB CAPITAL BDC FUNDING II LLC,
as the Borrower

GOLUB CAPITAL BDC, INC.,
as the Originator and as the Servicer

MORGAN STANLEY SENIOR FUNDING, INC.,
as the Administrative Agent

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,
as the Lenders

EACH OF THE SECURITIZATION SUBSIDIARIES FROM TIME TO TIME PARTY HERETO,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Collateral Agent, Account Bank and Collateral Custodian

		Page

	ARTICLE I

	DEFINITIONS

Section 1.01	Certain Defined Terms	2
Section 1.02	Other Terms	53
Section 1.03	Computation of Time Periods	53
Section 1.04	Interpretation	53
Section 1.05	Currency Conversion	55
Section 1.06	Computation of Covenants	55

	ARTICLE II

	THE FACILITY

Section 2.01	Advances	~~55~~56
Section 2.02	Procedure for Advances	56
Section 2.03	Determination of Yield	~~57~~58
Section 2.04	Remittance Procedures	58
Section 2.05	Instructions to the Collateral Agent and the Account Bank	62
Section 2.06	Borrowing Base Deficiency Payments	~~62~~63
Section 2.07	Sale of Loan Assets; Affiliate Transactions	~~63~~64
Section 2.08	Payments and Computations, Etc.	~~67~~68
Section 2.09	Unused Fee	68
Section 2.10	Increased Costs; Capital Adequacy	~~68~~69
Section 2.11	Taxes	70
Section 2.12	Grant of a Security Interest; Collateral Assignment of Agreements	74
Section 2.13	Evidence of Debt	~~75~~76
Section 2.14	Release of Loan Assets	76
Section 2.15	Treatment of Amounts Received by any Loan Party	~~77~~78
Section 2.16	Prepayment; Termination; Reduction	~~77~~78
Section 2.17	Collections and Allocations	79
Section 2.18	Reinvestment of Principal Collections	81
Section 2.19	Defaulting Lenders	~~81~~82
Section 2.20	Investment of Amounts on Deposit in Contribution Account	83
Section 2.21	Incremental Facilities	83

	ARTICLE III

	CONDITIONS PRECEDENT

Section 3.01	Conditions Precedent to Effectiveness	~~84~~85
Section 3.02	Conditions Precedent to All Advances	~~85~~86
Section 3.03	Advances Do Not Constitute a Waiver	88
Section 3.04	Conditions to Acquisition of Loan Assets	88

-i-

(continued)

		Page

	ARTICLE IV

	REPRESENTATIONS AND WARRANTIES

Section 4.01	Representations and Warranties of the Loan Parties	~~89~~90
Section 4.02	Representations and Warranties of each Loan Party Relating to the Agreement and the Collateral	~~98~~99
Section 4.03	Representations and Warranties of the Servicer	99
Section 4.04	Representations and Warranties of the Collateral Agent	~~103~~104
Section 4.05	Representations and Warranties of the Collateral Custodian	104

	ARTICLE V

	GENERAL COVENANTS

Section 5.01	Affirmative Covenants of the Loan Parties	105
Section 5.02	Negative Covenants of the Loan Parties	112
Section 5.03	Affirmative Covenants of the Servicer	115
Section 5.04	Negative Covenants of the Servicer	119
Section 5.05	Affirmative Covenants of the Collateral Agent	~~120~~121
Section 5.06	Negative Covenants of the Collateral Agent	~~120~~121
Section 5.07	Affirmative Covenants of the Collateral Custodian	121
Section 5.08	Negative Covenants of the Collateral Custodian	121

	ARTICLE VI

	ADMINISTRATION AND SERVICING OF CONTRACTS

Section 6.01	Appointment and Designation of the Servicer	~~121~~122
Section 6.02	Duties of the Servicer	~~123~~124
Section 6.03	Authorization of the Servicer	125
Section 6.04	Collection of Payments; Accounts	126
Section 6.05	[Reserved]	128
Section 6.06	Servicer Compensation	128
Section 6.07	Payment of Certain Expenses by Servicer	128
Section 6.08	Reports to the Administrative Agent; Account Statements; Servicer Information	128
Section 6.09	Annual Statement as to Compliance	130
Section 6.10	Annual Independent Public Accountant's Servicing Reports	~~130~~131
Section 6.11	Procedural Review of Loan Assets; Access to Servicer and Servicer's Records	~~130~~131
Section 6.12	The Servicer Not to Resign	~~131~~132

-ii-

(continued)

		Page

	ARTICLE VII

	EVENTS OF DEFAULT

Section 7.01	Events of Default	132
Section 7.02	Additional Remedies of the Administrative Agent	~~135~~136
Section 7.03	Option to Purchase Collateral	~~137~~138

	ARTICLE VIII

	INDEMNIFICATION

Section 8.01	Indemnities by the Borrower	~~138~~139
Section 8.02	Indemnities by Servicer	~~139~~140
Section 8.03	Waiver of Certain Claims	~~140~~141
Section 8.04	Legal Proceedings	141
Section 8.05	After-Tax Basis	~~141~~142

	ARTICLE IX

	THE ADMINISTRATIVE AGENT

Section 9.01	The Administrative Agent	~~141~~142

	ARTICLE X

	COLLATERAL AGENT

Section 10.01	Designation of Collateral Agent	~~145~~146
Section 10.02	Duties of Collateral Agent	146
Section 10.03	Merger or Consolidation	149
Section 10.04	Collateral Agent Compensation	149
Section 10.05	Collateral Agent Removal	149
Section 10.06	Limitation on Liability	~~149~~150
Section 10.07	Collateral Agent Resignation	~~151~~152

	ARTICLE XI

	COLLATERAL CUSTODIAN

Section 11.01	Designation of Collateral Custodian	152
Section 11.02	Duties of Collateral Custodian	152
Section 11.03	Merger or Consolidation	155
Section 11.04	Collateral Custodian Compensation	~~155~~156
Section 11.05	Collateral Custodian Removal	~~155~~156
Section 11.06	Limitation on Liability	156
Section 11.07	Collateral Custodian Resignation	~~157~~158
Section 11.08	Release of Documents	158

-iii-

(continued)

		Page

Section 11.09	Return of Required Loan Documents	~~158~~159
Section 11.10	Access to Certain Documentation and Information Regarding the Collateral	159
Section 11.11	Bailment	159

	ARTICLE XII

	MISCELLANEOUS

Section 12.01	Amendments and Waivers	~~159~~160
Section 12.02	Notices, Etc.	~~160~~161
Section 12.03	No Waiver; Remedies	~~162~~163
Section 12.04	Binding Effect; Assignability; Multiple Lenders	~~162~~163
Section 12.05	Term of This Agreement	164
Section 12.06	GOVERNING LAW; JURY WAIVER	164
Section 12.07	Costs, Expenses and Taxes	~~165~~166
Section 12.08	Further Assurances	166
Section 12.09	Recourse Against Certain Parties	166
Section 12.10	Execution in Counterparts; Severability; Integration	~~166~~167
Section 12.11	Characterization of Conveyances Pursuant to each Purchase and Sale Agreement	167
Section 12.12	Confidentiality	168
Section 12.13	Waiver of Set Off	170
Section 12.14	Headings and Exhibits	170
Section 12.15	Ratable Payments	170
Section 12.16	Failure of any Loan Party or Servicer to Perform Certain Obligations	170
Section 12.17	Power of Attorney	~~170~~171
Section 12.18	Delivery of Termination Statements, Releases, etc.	~~170~~171
Section 12.19	Non-Petition	171

-iv-

LIST OF SCHEDULES, EXHIBITS and Annexes

SCHEDULES

SCHEDULE I	-	Conditions Precedent Documents
SCHEDULE II	-	Eligibility Criteria
SCHEDULE III	-	Agreed-Upon Procedures for Independent Public Accountants
SCHEDULE IV	-	Loan Asset Schedule
SCHEDULE V	-	Industry Classification
SCHEDULE VI	-	Diversity Score
SCHEDULE VII	-	Existing Golub BDC CLOs

ANNEXES

ANNEX A	-	Commitments

EXHIBITS

EXHIBIT A	-	Form of Approval Notice
EXHIBIT B	-	Form of Borrowing Base Certificate
EXHIBIT C	-	Form of Disbursement Request
EXHIBIT D	-	Form of Notice of Borrowing
EXHIBIT E	-	Form of Notice of Reduction (Reduction of Advances Outstanding)
EXHIBIT F	-	Form of Notice of Termination/Permanent Reduction
EXHIBIT G	-	[Reserved]
EXHIBIT H	-	Form of Servicing Report
EXHIBIT I	-	Form of Servicer Certificate (Servicing Report)
EXHIBIT J	-	Form of Release of Required Loan Documents
EXHIBIT K	-	Form of Assignment and Acceptance
EXHIBIT L	-	Forms of U.S. Tax Compliance Certificates
EXHIBIT M		Form of Joinder Supplement
EXHIBIT N		Form of Securitization Subsidiary Joinder

-v-

This LOAN AND SERVICING AGREEMENT is made as of February 1, 2019, among:

(1)         GOLUB CAPITAL BDC FUNDING II LLC, a Delaware limited liability company, as the Borrower (as defined below);

(2)         golub capital bdc, inc., a Delaware corporation, as the Originator (as defined below) and as the Servicer (as defined below);

(3)         EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO, as the Lenders (as defined below);

(4)         MORGAN STANLEY SENIOR FUNDING, INC., as the Administrative Agent (as defined below);

(5)         EACH OF THE SECURITIZATION SUBSIDIARIES FROM TIME TO TIME PARTY HERETO, as the Securitization Subsidiaries (as defined below); and

(6)         WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Agent (as defined below), the Account Bank (as defined below) and the Collateral Custodian (as defined below).

RECITALS

WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a revolving loan facility in the maximum principal amount of up to the Facility Amount (as defined below), the proceeds of which shall be used by the Borrower to fund the purchase of certain Eligible Loan Assets (as defined below);

WHEREAS, the Borrower is willing to grant to the Collateral Agent, for the benefit of the Secured Parties (as defined below), a lien on and security interest in the Collateral (as defined below) to secure the payment in full of the Obligations (as defined below);

WHEREAS, the Lenders are willing to extend financing to the Borrower on the terms and conditions set forth herein;

WHEREAS, the Borrower also desires to retain the Servicer to perform certain servicing functions related to the Collateral on the terms and conditions set forth herein; and

WHEREAS, the Servicer desires to perform certain servicing functions related to the Collateral on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

"Change of Control" means an event that shall be deemed to have occurred if any of the following occur:

(a)         with respect to the Borrower, Golub Capital BDC, Inc. at any time for any reason ceases to own, directly or indirectly, 100% of the issued and outstanding membership interests of the Borrower (as the same may be adjusted for any combination, recapitalization or reclassification into a greater or smaller number of shares or units), free and clear of all Liens, rights, options, warrants or other similar agreements or understandings;

(b)         the Management Agreement shall fail to be in full force and effect; and

(c)         the dissolution, termination or liquidation, in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of the Borrower, the Originator or the Servicer, as applicable.

“CLO Transaction” means the CLO transaction mutually agreed by the Servicer and Administrative Agent in writing (including by email).

"Closing Date" means February 1, 2019.

"Closing Date Asset" means a Loan Asset owned by the Borrower (or which the Borrower has entered into a binding commitment to acquire) on the Closing Date.

"Code" means the Internal Revenue Code of 1986, as amended.

"Collateral" means, collectively, the Collateral Portfolio and each Securitization Subsidiary Collateral Portfolio.

"Collateral Agent" means Wells Fargo Bank, National Association, not in its individual capacity, but solely as collateral agent pursuant to the terms of this Agreement, together with its successor and assigns in such capacity.

"Collateral Agent Expenses" means the expenses set forth in the Wells Fargo Fee Letter and any other accrued and unpaid expenses (including attorneys' fees, costs and expenses) and indemnity amounts payable by the Borrower or any Securitization Subsidiary to the Collateral Agent under the Transaction Documents.

"Collateral Agent Fees" means the fees due to the Collateral Agent pursuant to the Wells Fargo Fee Letter.

"Collateral Agent Termination Notice" has the meaning assigned to that term in Section 10.05.

"Collateral Custodian" means Wells Fargo Bank, National Association, not in its individual capacity, but solely as collateral custodian pursuant to the terms of this Agreement, together with its successors and assigns in such capacity.

11

Bank in the name of the Collateral Agent for the benefit of the applicable Securitization Subsidiary and under the sole dominion and control of the Collateral Agent for the benefit of the Secured Parties (it being understood, however, that the Servicer shall be able to request distributions and releases therefrom in accordance herewith); provided that the funds deposited therein (including any interest and earnings thereon) from time to time shall constitute the property and assets of the Borrower or the applicable Securitization Subsidiary, and the Borrower or the applicable Securitization Subsidiary shall be solely liable for any Taxes payable with respect to the Collection Account.

"Collection Date" means the date on which the aggregate outstanding principal amount of the Advances Outstanding have been repaid in full and all Yield and Fees and all other Obligations (other than unmatured contingent obligations, for which no claim has been made) have been paid in full, and the Borrower shall have no further right to request any additional Advances.

"Commitment" means, with respect to each Lender, (i) during the Revolving Period, the amount set forth opposite such Lender's name on Annex A hereto (as such amount may be revised from time to time) or the amount set forth as such Lender's "Commitment" on the Assignment and Acceptance relating to such Lender, as applicable, and (ii) during the Amortization Period, such Lender's Pro Rata Share of the aggregate Advances Outstanding, in each case, as such amount may be increased or reduced pursuant to Section 2.16.

"Commitment Termination Date" means the earliest to occur of (a) February 1, 2021 and (b) the Facility Maturity Date.

"Concentration Denominator" means the higher of (a) the Target Portfolio Amount and (b) an amount equal to the sum of the Adjusted Borrowing Values of all Eligible Loan Assets included as part of the Collateral on such date.

"Concentration Limitations" means, as of any date of determination, for the purposes of determining the Excess Concentration Amount and after giving effect to all additions and removals of Eligible Loan Assets on such date:

(a)         not more than 4.0% of the Concentration Denominator may consist of Eligible Loan Assets that are issued by a single Obligor and its Affiliates, except that:

(i)          up to 7.5% of the Concentration Denominator may consist of Eligible Loan Assets issued by each of the two (2) largest Obligors and their ~~respective~~ Affiliates ~~may constitute up to 7.5% of the Concentration Denominator~~ (provided that such Eligible Loan ~~Asset is a~~Assets are First Lien ~~Loan~~Loans or Unitranche ~~Loan~~Loans); and

(ii)         up to 5.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by each of the next five (5) largest Obligors and their respective Affiliates ~~may constitute up to 5.0% of the Concentration Denominator~~;

13

(b)         not more than 12.0% of the Concentration Denominator may consist of Eligible Loan Assets that are ~~issued by Obligors that belong to any single Industry Classification, except that:(i)          Eligible Loan Assets~~ issued by Obligors that belong to ~~the largest~~any single Industry Classification ~~may constitute~~ , except that:

(i)          up to 30.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors that belong to the largest Industry Classification;

(ii)         up to 25.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors that belong to the second largest Industry Classification ~~may constitute up to 25.0% of the Concentration Denominator; and~~ ; and

(iii)        up to 15.0% of the Concentration Denominator may consist of Eligible Loan Assets issued by Obligors that belong to the third largest Industry Classification ~~may constitute up to 15.0% of the Concentration Denominator~~;

(c)         not more than 5.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Delayed Draw Loan Assets;

(d)         not more than 25.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Cov-Lite Loan Assets that are (i) issued by an Obligor that has a most recently reported EBITDA as of the Cut-Off Date of greater than the lesser of $40,000,000 and an amount to be determined by the Administrative Agent in its sole discretion and reflected in the related Approval Notice on an asset-by-asset basis and (ii) not Broadly Syndicated Loans;

(e)         not more than 45.0% of the Concentration Denominator may consist of Eligible Loan Assets with a Total Leverage Ratio of greater than 6.50:1.00 as of the Cut-Off Date;

(f)          not more than 20.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Recurring Revenue Loans;

(g)         not more than 5.0% of the Concentration Denominator may consist of Eligible Loan Assets that are PIK Loan Assets, including Eligible Loan Assets which become PIK Loan Assets as the result of a Material Modification;

(h)         not more than 25.0% of the Concentration Denominator may consist of Eligible Loan Assets that are denominated in an Eligible Currency other than Dollars; and

(i)          not more than 25.0% of the Concentration Denominator may consist of Eligible Loan Assets that are domiciled in an Eligible Country other than the United States, except that:

(i)          Eligible Loan Assets that are domiciled in Canada or the United Kingdom may constitute up to 25.0% of the Concentration Denominator; and

23

"Facility Amount" means the aggregate Commitments as then in effect, which (a) during the period commencing on the ~~Closing Date~~Second Amendment Effective Date and ending on the earlier to occur of (i) the closing date of the CLO Transaction and (ii) March 31, 2020 shall be $300,000,000 and (b) thereafter, shall be $200,000,000, as such amount may be increased pursuant to Section 2.21 or reduced pursuant to Section ~~2.17~~2.16(b); provided that, at all times (a) when an Event of Default exists and is continuing and (b) during the Amortization Period, the Facility Amount shall mean the aggregate Advances Outstanding at such time.

"Facility Maturity Date" means the earliest of (a) the Business Day designated by the Borrower to the Lender pursuant to Section 2.16(b) to terminate this Agreement, (b) the Stated Maturity or (c) the date on which the Facility Maturity Date is declared (or is deemed to have occurred automatically) pursuant to Section 7.01.

"Fees" means (a) the Unused Fee and (b) the fees payable to each Lender pursuant to the terms of any Lender Fee Letter.

"Financial Asset" has the meaning specified in Section 8-102(a)(9) of the UCC.

"Financial Covenant Test" means a test that will not be satisfied if as of the last day of any fiscal quarter, Golub Capital BDC, Inc. fails to maintain GAAP net assets (as reflected in its 10Q or 10K without any deductions) in an amount at least equal to $250,000,000, as increased by 50% of the net proceeds of any equity offerings by Golub Capital BDC, Inc. consummated after the Closing Date (excluding, for the avoidance of doubt, any net proceeds of any equity offerings by Golub Capital BDC, Inc. in connection with any merger consummated in accordance with Section 5.04(a)).

“Financial Sponsor” means any Person, including any subsidiary of such Person, whose principal business activity is acquiring, holding and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

"First Lien Loan" means any Loan Asset (a) that is secured by a valid and perfected first priority Lien on substantially all of the Obligor's assets constituting Related Collateral, subject to any expressly permitted Liens under the Underlying Instrument for such Loan Asset or such comparable definition if "permitted liens" is not defined therein, (b) that provides that the payment obligation of the Obligor on such Loan Asset is either senior to, or pari passu with, and is not (and cannot by its terms become) subordinate in right of payment to all other Indebtedness of such Obligor (other than customary “super priority” facilities), (c) for which Liens on the Related Collateral securing any other outstanding Indebtedness of the Obligor (excluding expressly permitted Liens described in clause (a) above but including Liens securing second lien loans) is expressly subject to and contractually or structurally subordinate to the priority Liens securing such First Lien Loan, (d) that the Servicer determines in accordance with the Servicing Standard that the value of the Related Collateral (or the enterprise value) and ability to generate cash flow on or about the time of origination equals or exceeds the Outstanding Balance of the Loan Asset plus the aggregate outstanding balances of all other Indebtedness of equal seniority secured by the

23

“Revenue” means, with respect to any Eligible Loan Assets that are Recurring Revenue Loans, the definition of annualized recurring revenue used in the Underlying Instruments for each such Eligible Loan Asset, or any comparable term for “Revenue” or “Adjusted Revenue” in the Underlying Instruments for each such Eligible Loan Asset; provided that if there is no such term in the Underlying Instruments, revenue for the related Obligor and any of its parents or Subsidiaries that are obligated with respect to such Eligible Loan Asset pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with GAAP) for the most recent four fiscal quarter period for which financial statements have been delivered.

"Review Criteria" has the meaning assigned to that term in Section 11.02(b)(i).

"Revolving Loan" means a loan that is a line of credit or contains an unfunded commitment arising from an extension of credit to an Obligor, pursuant to the terms of which amounts borrowed may be repaid and subsequently reborrowed.

"Revolving Period" means the period commencing on the Closing Date and ending on the earlier to occur of (a) the Commitment Termination Date and (b) the Facility Maturity Date.

"S&P" means Standard & Poor's Ratings Group, a Standard & Poor's Financial Services LLC business (or its successors in interest).

"Sanctions" means economic and trade sanctions administered or enforced by any of the following authorities: OFAC, the U.S. Department of State, the European Union, Her Majesty's Treasury (United Kingdom) or the United Nations Security Council.

“Screen Rate” means with respect to (a) Dollar Advances and GBP Advances, LIBOR, (b) with respect to Euro Advances, EURIBOR, (c) CAD Advances, CDOR and (d) AUD Advances, BBSW; provided that, upon and during the occurrence of a Currency Disruption Event, with respect to the Advances affected by such Currency Disruption Event, the applicable “Screen Rate” shall be the Designated Base Rate.

"Second Amendment Effective Date" means September 6, 2019.

"Second Lien Loan" means any Loan Asset (a) that is secured by a valid and perfected Lien on substantially all of the Obligor's assets constituting Related Collateral for such Loan Asset, subject only to the prior Lien provided to secure the obligations under a "first lien" loan and any other expressly permitted Liens under the Underlying Instrument for such Loan Asset, including any "permitted liens" as defined in such Underlying Instrument, or such comparable term if "permitted liens" is not defined therein, (b) that, except for the express lien priority provisions under the documentation of the “first lien” lenders (including super priority facilities permitted thereunder, if any), is either senior to, or pari passu with, all other Indebtedness of such Obligor, and (c) that the Servicer determines in accordance with the Servicing Standard that the value of the Related Collateral (or the enterprise value and ability to generate cash flow) on or about the time of origination equals or exceeds the Outstanding Balance of the Loan Asset plus the aggregate outstanding balances of all other Indebtedness of equal or greater seniority secured by the same Related Collateral (including, without limitation, the outstanding principal balance of the "first lien" loan).

42

"Subsidiary" means with respect to a Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

"Substitute Eligible Loan Asset" means each Eligible Loan Asset Granted by a Loan Party to the Collateral Agent, on behalf of the Secured Parties, pursuant to Section 2.07(c)(ii).

"Synthetic Security" means a security or swap transaction that has payments associated with either payments of interest and/or principal on a reference obligation or the credit performance of a reference obligation.

"Target Portfolio Amount" means, $295,000,000; provided that, (a) during the period commencing on the Second Amendment Effective Date and ending on the earlier to occur of (i) the closing date of the CLO Transaction and (ii) March 31, 2020 shall be $442,500,000 and (b) thereafter, shall be $295,000,000.

"Tax Expense Cap" means, for any Payment Date, a per annum amount equal to $50,000.

"Taxes" means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

"Termination/Reduction Notice" means each notice required to be delivered by the Borrower in respect of any termination of this Agreement or any permanent reduction of the Facility Amount, in the form of Exhibit F.

"Total Leverage Ratio" means, with respect to any Loan Asset (other than a Recurring Revenue Loan) for any period, the meaning of "Total Leverage Ratio" or any comparable term in the Underlying Instruments for each Loan Asset (subject to the exclusions in the definition of Indebtedness), and in any case that "Total Leverage Ratio" or such comparable term is not defined in such Underlying Instruments, the ratio of (a) Indebtedness less Unrestricted Cash, to (b) EBITDA, as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments.

"Transaction Documents" means this Agreement, any Assignment and Acceptance, each Purchase and Sale Agreement, each Control Agreement, each Securitization Subsidiary Joinder, the Pledge Agreement, the Wells Fargo Fee Letter, each Lender Fee Letter and each document, instrument or agreement related to any of the foregoing.

"U.S. Tax Compliance Certificate" has the meaning assigned to that term in Section 2.11(g)(i)c.

48

thereon and all accrued Fees or (y) terminate the Commitment of such Lender and repay all Obligations of the Borrower owing to such Lender relating to the portion of the Advance held by such Lender as of such termination date, without the payment of any penalty, fee or premium. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to exist.

(ii)         Any Lender being replaced pursuant to Section 2.19(c)(i) above shall execute and deliver an Assignment and Acceptance with respect to such Lender's applicable Commitment and outstanding portion of the Advance funded by such Lender. Pursuant to such Assignment and Acceptance, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding portion of the Advance and (B) all obligations of the Borrower owing to the assigning Lender relating to the Advance and Commitments so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Acceptance, the assignee Lender shall become a Lender hereunder and under each of the Transaction Documents and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned portion of the Advance and Commitments, except with respect to indemnification provisions under this Agreement, which shall survive as to such assignment Lender. In connection with any such replacement, if any such Defaulting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Acceptance reflecting such replacement within three (3) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Acceptance to such Defaulting Lender, then such Defaulting Lender shall be deemed to have executed and delivered such Assignment and Acceptance without any action on the part of the Defaulting Lender.

Section 2.20         Investment of Amounts on Deposit in Contribution Account. The Collateral Custodian shall cause the Account Bank, prior to the Closing Date, to establish a single, segregated non-interest bearing account, which shall be designated as the Contribution Account, in the name of and for the benefit of the Borrower. The Servicer may, to the extent of any amounts on deposit in the Contribution Account, withdraw such funds for the purpose of investing in Non-Levered Loan Assets. For the avoidance of doubt, the Borrower, or the Servicer on behalf of the Borrower, shall have sole rights of withdrawal with respect to the Contribution Account, and the Account Bank shall only withdraw funds from the Contribution Account pursuant to the instructions of the Borrower or the Servicer.

Section 2.21         Incremental Facilities.

(a)          The Borrower may, by written notice to the Administrative Agent and each Lender, elect to request, prior to the last day of the Revolving Period, an increase to the existing Commitments (any such increase, the “New Commitments”) by an amount with the consent of the Administrative Agent and each Lender whose Commitment is being increased thereby in their respective sole discretion and subject to any internal approvals, which would increase the Facility Amount to an amount greater than $~~200,000,000~~300,000,000. Each such notice shall specify (i) the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New

83

(a)         Organization and Good Standing. The Servicer has been duly organized and is validly existing as a ~~limited liability company~~corporation in good standing under the laws of the State of Delaware, with all requisite ~~limited liability company~~corporate power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(b)         Due Qualification. The Servicer is duly qualified to do business as a ~~limited liability company~~corporation and is in good standing as a ~~limited liability company~~corporation, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and or the conduct of its business requires such qualification, licenses or approvals.

(c)         Power and Authority; Due Authorization; Execution and Delivery. The Servicer (i) has all necessary power, authority and legal right to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary ~~limited liability company~~corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. This Agreement and each other Transaction Document to which the Servicer is a party have been duly executed and delivered by the Servicer.

(d)         Binding Obligation. This Agreement and each other Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms, except as such enforceability may be limited by Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

(e)         No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Servicer's Constituent Documents or any contractual obligation of the Servicer, (ii) result in the creation or imposition of any Lien upon any of the Servicer's properties pursuant to the terms of any contractual obligation, other than this Agreement and Permitted Liens, or (iii) violate any Applicable Law.

(f)          No Proceedings. There is no litigation, proceeding or investigation pending or threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g)         All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Servicer of this Agreement and any other Transaction Document to which the Servicer is a party have been obtained.

100

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

GOLUB CAPITAL BDC FUNDING II LLC

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Loan and Servicing Agreement]

SCHEDULE I

CONDITIONS PRECEDENT DOCUMENTS

As required by Section 3.01 of this Agreement, each of the following items must be delivered to the Administrative Agent and the Lenders prior to the effectiveness of the Agreement:

(a)          A copy of this Agreement duly executed by each of the parties hereto;

(b)          A certificate of the Secretary or Assistant Secretary of each of the Borrower, each then-existing Securitization Subsidiary, the Servicer and the Originator, dated as of the Closing Date, certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign on behalf of such Person the Transaction Documents to which it is a party (on which certificate the Administrative Agent, the Lenders and the Lenders may conclusively rely until such time as the Administrative Agent and the Lenders shall receive from the Borrower, and the Servicer or the Originator, as applicable, a revised certificate meeting the requirements of this paragraph (b)(i)), (ii) that the copy of the certificate of formation, certificate of incorporation, articles of incorporation or articles of organization, as applicable, of such Person attached to such certificate is a complete and correct copy and that such certificate of formation has not been amended, modified or supplemented and is in full force and effect, (iii) that the copy of the bylaws, limited liability company agreement or limited partnership agreement, as applicable, of such Person attached to such certificate is a complete and correct copy, and that such bylaws, limited liability company agreement or limited partnership agreement, as applicable, has not been amended, modified or supplemented and are in full force and effect, and (iv) that the copy of the resolutions of the board of directors or managers of such Person attached to such certificate, approving and authorizing the execution, delivery and performance by such Person of the Transaction Documents to which it is a party, is a complete and correct copy and such resolutions have not been amended, modified or supplemented and are in full force and effect;

(c)          A good standing certificate, dated as of a recent date for each of the Borrower, each then-existing Securitization Subsidiary, the Servicer and the Originator, issued by the Secretary of State of such Person's State of formation, incorporation or organization, as applicable;

(d)          Financing statements (the "Facility Financing Statements") describing the Collateral, and (i) naming the Borrower or each then-existing Securitization Subsidiary, as applicable, as debtor and the Collateral Agent, on behalf of the Secured Parties, as secured party, (ii) naming the Originator as debtor, the Borrower as assignor and the Collateral Agent, on behalf of the Secured Parties, as secured party/total assignee and (iii) other, similar instruments or documents, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect each Loan Party's interest and the Collateral Agent's, on behalf of the Secured Parties, interests, respectively, in all Collateral;

(e)          Financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Originator;

 Sch. I-1

SCHEDULE II

ELIGIBILITY CRITERIA

The representations and warranties set forth in this Schedule II are made by each Loan Party and the Servicer under this Agreement and the Originator under the Originator Purchase and Sale Agreement, with respect to all Loan Assets which are designated as being Eligible Loan Assets on any Borrowing Base Certificate or are otherwise represented to the Administrative Agent or the Lenders as being Eligible Loan Assets, or are included as Eligible Loan Assets in any calculation set forth in this Agreement to which this Schedule II is attached; provided that, if any asset does not satisfy any criterion below, the Administrative Agent may expressly consent in its sole discretion to the treatment of such asset as an Eligible Loan Asset; provided, further, that the Administrative Agent will only be considered to have consented to such inclusion if the applicable Loan Party and the Servicer have expressly acknowledged that the applicable criterion is not satisfied with respect to such Loan and each such applicable criterion is accurately identified on Schedule 1 of the related Approval Notice; provided, further, that, if an asset does not satisfy the representations and warranties below and the applicable Loan Party or the Servicer requests in writing that the Administrative Agent consent to the acquisition of such asset, such Loan Party may acquire such asset (a “Non-Levered Loan Asset”) on the conditions that: (a) such asset will be acquired by the applicable Loan Party by contribution from the Originator or its Affiliates or by using the proceeds of equity contributions made by the Originator or amounts available for distribution pursuant to Section 2.04(a)(ix), Section 2.04(b)(vi) or Section 2.04(c)(ix), (b) the applicable Loan Party (or the Servicer on its behalf) shall have provided such information to the Administrative Agent regarding such asset as may be requested by the Administrative Agent and (c) the Administrative Agent has approved such acquisition in writing or not objected in writing within seven (7) Business Days of receipt of the Administrative Agent of such information described in clause (b) above.

1.          As of the related Cut-Off Date, each such Loan Asset has been approved in writing by the Administrative Agent in its sole discretion.

2.          As of the related Cut-Off Date, each such Loan Asset is a First Lien Loan, Second Lien Loan, Unitranche Loan or FLLO Loan, evidenced by a note or a credit document and an assignment document, as applicable, in the form specified in the applicable credit agreement or, if no such specification, on a form acceptable to the agent in respect of such Loan Asset. Each such Loan Asset and the Related Asset is subject to a valid, subsisting and enforceable first priority perfected security interest (subject only to Permitted Liens) in favor of the Collateral Agent, on behalf of the Secured Parties, and the applicable Loan Party has good and marketable title to, and is the sole owner of, such Loan Asset and the Related Asset, free and clear of all Liens other than any Permitted Liens.

3.          The Obligor with respect to each such Loan Asset is organized under the laws of (i) the United States or any state thereof, (ii) Canada or any territory thereof or (iii) any of Antilles, Australia, Belgium, Bermuda, the British Virgin Islands, the Cayman Islands, Cyprus, Denmark, Estonia, Finland, Guernsey, Ireland, Jersey, the Isle of Man, Luxembourg, Malta, Netherlands, Antilles, Russia, Serbia, Spain, Sweden, Switzerland and the United Kingdom or any other country that has a Moody's foreign currency rating of at least "Aa3" and an S&P foreign issuer credit rating

 Sch. II-1

SCHEDULE III

AGREED-UPON PROCEDURES FOR
INDEPENDENT PUBLIC ACCOUNTANTS

[to be provided]

 Sch. III-1

SCHEDULE IV

LOAN ASSET SCHEDULE

For each Loan Asset, the applicable Loan Party shall provide, as applicable, the following information:

(a)	Loan Asset Number

(b)	Obligor Information

(c)	The currency denomination of such Loan Asset

(d)	Loan Asset Type (Broadly Syndicated Loan, First Lien Loan, Second Lien Loan, FLLO Loan, Unitranche Loan, Recurring Revenue Loan)

(e)	Whether such Loan Asset is a term loan or a Delayed Draw Loan Asset

(f)	Whether such Loan Asset is a Cov-Lite Loan Asset

(g)	Whether the rate of interest is floating or fixed

(h)	Rate of interest (and reference rate)

(i)	LIBOR floor (if applicable)

(j)	PIK Percentage

(k)	Industry Classification

(l)	S&P's Facility Rating and Corporate Family Rating of such Loan Asset

(m)	The Servicer's internal rating (1-5 or whichever is the Servicer's current rating system) of the Loan Asset as of the applicable Cut-Off Date and as of the date of such Loan Asset Schedule

(n)	Outstanding Balance

(o)	Any Unfunded Exposure Amount (if applicable)

(p)	Par Amount

(q)	Tranche size

(r)	Scheduled maturity date

(s)	The Cut-Off Date for such Loan Asset

(t)	Date of the last delivered Obligor financials

 Sch. IV-1

SCHEDULE V

INDUSTRY CLASSIFICATION

1020000	Energy Equipment & Services
1030000	Oil, Gas & Consumable Fuels
1033403	Mortgage Real Estate Investment Trusts (REITs)
2020000	Chemicals
2030000	Construction Materials
2040000	Containers & Packaging
2050000	Metals & Mining
2060000	Paper & Forest Products
3020000	Aerospace & Defense
3030000	Building Products
3040000	Construction & Engineering
3050000	Electrical Equipment
3060000	Industrial Conglomerates
3070000	Machinery
3080000	Trading Companies & Distributors
3110000	Commercial Services & Supplies
3210000	Air Freight & Logistics
3220000	Airlines
3230000	Marine
3240000	Road & Rail
3250000	Transportation Infrastructure
4011000	Auto Components
4020000	Automobiles
4110000	Household Durables
4120000	Leisure Products
4130000	Textiles, Apparel & Luxury Goods
4210000	Hotels, Restaurants & Leisure
4310000	Media
43100001	Entertainment
43100002	Interactive Media and Services
4410000	Distributors
4420000	Internet and Catalog Retail
4430000	Multiline Retail
4440000	Specialty Retail
5020000	Food & Staples Retailing
5110000	Beverages
5120000	Food Products
5130000	Tobacco

 Sch. V-1

SCHEDULE VI

Diversity Score

Diversity Score Calculations

Diversity Score

Calculated as follows:

(a) An “Obligor Par Amount” is calculated for each Obligor of a Loan Asset, and is equal to the outstanding principal amount of Loan Assets issued by such Obligor and its Affiliates.

(b) An “Average Par Amount” is calculated by summing the Obligor Par Amounts for all Obligors, and dividing by the aggregate number of Obligors.

(c) An “Equivalent Unit Score” is calculated for each Obligor, and is equal to the lesser of (a) one and (b) the Obligor Par Amount for such Obligor divided by the Average Par Amount.

(d) An “Aggregate Industry Equivalent Unit Score” is then calculated for each Industry Classification and is equal to the sum of the Equivalent Unit Scores for each Obligor in such Industry Classification.

(e) An “Industry Diversity Score” is then established for each Industry Classification by reference to the following table for the related Aggregate Industry Equivalent Unit Score; provided, that if any Aggregate Industry Equivalent Unit Score falls between any two such scores, the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores:

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score
0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000
1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300

 Sch. VI-1

SCHEDULE VII

EXISTING GOLUB BDC CLOs

Golub Capital BDC CLO III LLC

 Sch. VII-1

ANNEX A

Lender	Commitment
Morgan Stanley Bank, N.A.	$	~~200,000,000~~300,000,000

Annex A-1

Exhibits

[attached]